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                                                                     EXHIBIT 16

                           [ERNST & YOUNG LETTERHEAD]


December 6, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated December 6, 2000, of Caremark Rx, Inc. and are in agreement with the statements contained in paragraphs (a)(i),
(a)(ii), (a)(iv) and (a)(v) on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                              ERNST & YOUNG LLP